Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES

THE APPOINTMENT OF TWO NEW DIRECTORS

Mentor, Ohio (April 24, 2008) - STERIS Corporation (NYSE: STE) today announced the appointment of two new directors to its Board. Richard C. Breeden and Robert H. Fields have joined the STERIS Board, expanding the number of members of the Board to twelve from the previous ten. Mr. Breeden will serve on the Board’s Compensation and Corporate Governance Committee and Mr. Fields will serve on the Audit and Financial Policy Committee.

“We are pleased that Richard Breeden and Robert Fields have joined our Board and look forward to benefiting from their unique capital markets perspective as a complement to the existing skills and experience of our current Board members,” said John P. Wareham, Chairman of the STERIS Corporation Board of Directors. “The STERIS Board is confident that, under the leadership of our new President and CEO Walt Rosebrough and his team, STERIS is implementing a range of actions that will generate significant long-term value for shareholders.”

“We believe that there are a number of opportunities for STERIS to drive sustainable profitable growth and increase its market value. As a result, we are excited to join with the Board and the STERIS management team in pursuing those opportunities with a sense of purpose and urgency,” said Richard C. Breeden, Chairman of Breeden Capital Management. “STERIS has an enviable portfolio of products and services and leading market positions across its business units. We are looking forward to working with management and new President and CEO Walt Rosebrough over the long-term to generate attractive returns for STERIS shareholders.”

Mr. Breeden is the Chief Executive Officer and Chief Investment Officer of Breeden Partners and its manager Breeden Capital Management. Breeden Partners has more than $1.5 billion in assets under management and owns more than 8% of the outstanding shares of

STERIS Corporation

News Announcement

STERIS. From 1989 through 1993, Mr. Breeden served as Chairman of the United States Securities & Exchange Commission. He has served on the boards of numerous public and private companies in the U.S. and Europe. He currently serves as the non-executive Chairman of the Board of H&R Block, Inc., and as a member of the board of Zale Corporation and BBVA of Spain, one of Europe’s largest banks.

Mr. Fields is a Partner and Managing Director of Breeden Partners and its manager Breeden Capital Management and serves as one of five members of the firm’s Investment Committee. Mr. Fields is also responsible for all of Breeden Capital Management’s research and trading operations. Prior to joining Breeden Capital Management in January 2006, Mr. Fields was a securities analyst with MFP Investors LLC, a private investment firm. Previously, Mr. Fields served as a Senior Auditor with Arthur Andersen LLP. He received a Masters in Business Administration from The Wharton School of Business.

STERIS shareholders will elect all members of the board of directors at the Company’s Annual Meeting of Shareholders on July 24, 2008.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

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This news release may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations.

Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that anticipated cost savings may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with the matters described in this release may adversely impact Company performance, results, or value.